Exhibit 5.1 Consent of Daniel B. Eng Esq.

Daniel B. Eng
Attorney At Law
1455 Response Road, Suite 230
Sacramento, CA 95815

September 2, 2007

Board of Directors
Siga Resources, Inc.
8 Nairal Road,
Ralwai, Suva, Fiji

                                Re: Common Stock of Siga Resources, Inc.

Gentlemen:

I act as counsel to Siga Resources Inc., a Nevada corporation (the "Company"). The Company has filed a registration statement on Form SB-2 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), in connection with the registration of 576,000 shares of the Company's common stock (the "Shares”). My representation is limited to giving a legal opinion on the matters set forth herein.

For the purpose of rendering this opinion, I examined originals or copies of such documents as deemed to be relevant. In conducting my examination, I assumed, without investigation, the genuineness of all signatures, the correctness of all certificates, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted as certified or photostatic copies, and the authenticity of the originals of such copies, and the accuracy and completeness of all records made available to me by the Company. In addition, in rendering this opinion, I assumed that the Shares will be offered in the manner and on the terms identified or referred to in the Registration Statement, including all amendments thereto.

My opinion is limited solely to matters set forth herein. The law covered by the opinions expressed herein is limited to the Federal Law of the United States and the law applicable to corporations of the State of Nevada.

Based upon and subject to the foregoing, after giving due regard to such issues of law as I deemed relevant, I am of the opinion that the Shares issued are legally issued, fully paid and nonassessable under the corporate laws of the state of Nevada.

I hereby consent in writing to the use of our opinion as an exhibit to the Registration Statement and any amendment thereto. By giving such consent, I do not thereby admit that I come within the category of persons where consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission.

Sincerely,

/s/ Daniel B. Eng
Daniel B. Eng

Daniel B. Eng
Attorney At Law
1455 Response Road, Suite 230
Sacramento, CA 95815

September 2, 2007

Board of Directors
Siga Resources, Inc.
8 Nairal Road,
Ralwai, Suva, Fiji

Re: Common Stock of Siga Resources, Inc.

Gentlemen:

I act as counsel to Siga Resources Inc., a Nevada corporation (the "Company"). The Company has filed a registration statement on Form SB-2 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), in connection with the registration of 576,000 shares of the Company's common stock (the "Shares”). My representation is limited to giving a legal opinion on the matters set forth herein.

For the purpose of rendering this opinion, I examined originals or copies of such documents as deemed to be relevant. In conducting my examination, I assumed, without investigation, the genuineness of all signatures, the correctness of all certificates, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted as certified or photostatic copies, and the authenticity of the originals of such copies, and the accuracy and completeness of all records made available to me by the Company. In addition, in rendering this opinion, I assumed that the Shares will be offered in the manner and on the terms identified or referred to in the Registration Statement, including all amendments thereto.

My opinion is limited solely to matters set forth herein. The law covered by the opinions expressed herein is limited to the Federal Law of the United States and the law applicable to corporations of the State of Nevada.

Based upon and subject to the foregoing, after giving due regard to such issues of law as I deemed relevant, I am of the opinion that the Shares issued are legally issued, fully paid and nonassessable under the corporate laws of the state of Nevada.

I hereby consent in writing to the use of our opinion as an exhibit to the Registration Statement and any amendment thereto. By giving such consent, I do not thereby admit that I come within the category of persons where consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission.

Sincerely,

/s/ Daniel B. Eng
Daniel B. Eng